Exhibit 99.1
AquaBounty Technologies, Inc. Announces Closing of $127.1 Million Public Offering of Common Stock, Including Full Exercise of Overallotment Option

MAYNARD, MASS. – February 8, 2021 - AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the closing of its previously announced underwritten public offering of 14,950,000 shares of common stock of the Company at a price to the public of $8.50 per share, which includes the underwriters’ full exercise of their option to purchase 1,950,000 shares at the public offering price less underwriting discounts and commissions. The gross proceeds to AquaBounty from the offering are approximately $127.1 million, before deducting underwriting discounts and commissions and offering expenses.
Oppenheimer & Co. Inc. and Lake Street Capital Markets, LLC acted as joint book-running managers for this offering.
The Company currently intends to use the net proceeds of this offering for general corporate purposes, including the payment of costs associated with the construction or site development for a new production farm, investing further in the Company’s sales and marketing and research and development efforts and payments of anticipated general and administrative expenses.
A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on January 25, 2021. A final prospectus supplement describing the terms of the offering was filed with the SEC on February 5, 2021, and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by calling (212) 667-8563, or by emailing EquityProspectus@opco.com; or Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com; or at the SEC’s website at http://www.sec.gov.
This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About AquaBounty
AquaBounty Technologies, Inc. is a leader in the field of land-based aquaculture and the use of technology for improving its productivity and sustainability. The Company’s objective is to ensure the availability of high-quality seafood to meet global consumer demand, while addressing critical production constraints in the most popular farmed species.
The Company’s AquAdvantage fish program is based upon a single, specific molecular modification in fish that results in more rapid growth in early development. With aquaculture facilities located in Prince Edward Island, Canada, and Indiana, USA, AquaBounty is raising its disease-free, antibiotic-free salmon in land-based recirculating aquaculture systems, offering a reduced carbon footprint and no risk of pollution of marine ecosystems as compared to traditional sea-cage farming.

Exhibit 99.1

Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty, including but not limited to statements with respect to the completion, timing, size, and use of proceeds of the underwritten offering of common stock. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not AquaBounty will be able to raise additional capital, market and other conditions, AquaBounty’s business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.
Contact
AquaBounty Technologies, Inc.
Dave Conley, Director of Communications
+1 613 294 3078